Exhibit 99.02

RESIGNATON FROM THE BOARD OF DIRECTORS OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held on January 23rd, 2015.

The Board of Directors who were present for this meeting & took active part therein were:

DR. ZOHAR KOREN

DR. EYAL BALLAN

ITAMAR BOROCHOV

WHEREAS there has been presented to and considered by this meeting a Motion that I, DR. ZOHAR KOREN formally RESIGN my position as Board Director, and to continue my endeavors and affiliation with Cannabics Pharmaceuticals Inc.;

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that: I do hereby formally RESIGN from my designation as Board Director, though shall continue with all official fiduciary duties and obligations regarding Cannabics Pharmaceuticals Inc., and do, by affixing, my signature hereto, officially as my last corporate act as Director, DO HEREBY RESIGN from said position.

The Director of the corporation, by affixing his signature hereto, does hereby formally resign.

DATED: 23rd January, 2015

/s/ Dr. Zohar Koren

Dr. Zohar Koren,

Cannabics Pharmaceuticals Inc.